SCHEDULE 14A
                                 (RULE 14A-101)

                     INFORMATION REQUIRED IN PROXY STATEMENT

                            SCHEDULE 14A INFORMATION
          PROXY STATEMENT PURSUANT TO SECTION 14(A) OF THE SECURITIES
                              EXCHANGE ACT OF 1934

Filed by the Registrant [X]

Filed by a Party other than the Registrant [__]

Check the appropriate box:

[ ] Preliminary Proxy Statement

[_] Confidential. For use of the Commission only (as permitted by Rule 14a-6(e)(2))

[X] Definitive Proxy Statement

[_] Definitive Additional Materials

[_] Soliciting Material Pursuant to Rule 14a-11(c) or Rule 14a-12

                          AGRIBRANDS INTERNATIONAL INC.
                  --------------------------------------------
                (Name of Registrant as Specified in Its Charter)


                  --------------------------------------------
    (Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (check the appropriate box):

[X]  No fee required.

[_]  Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

(1)  Title of each class of securities to which transaction applies:

(2)  Aggregate number of securities to which transaction applies:

(3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

(4)  Proposed maximum aggregate value of transaction:

(5)  Total fee paid:

[_]  Fee paid previously with preliminary materials:


[_] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

(1)  Amount Previously Paid:

(2)  Form, Schedule or Registration Statement No.:

(3)  Filing Party:

(4)  Date Filed:

                         AGRIBRANDS INTERNATIONAL, INC.

                             9811 South Forty Drive
                            St. Louis, Missouri 63124

                                    NOTICE OF
                         ANNUAL MEETING OF SHAREHOLDERS
                           TO BE HELD JANUARY 28, 1999

To the Holders of Common Stock of
Agribrands International, Inc.:

     Please be advised that the Annual Meeting of Shareholders of Agribrands International, Inc. will be held on Thursday, January 28, 1999, at 2:00 p.m. at Gateway Center, One Gateway Drive, Collinsville, Illinois. The purposes of the meeting are:

1. To elect three directors to serve three-year terms expiring at the Annual Meeting of Shareholders to be held in 2002, or until their successors are elected and qualified; and

2. To transact such other business as may properly come before the meeting and any adjournments thereof.

     Since the only matter on the agenda is the election of directors and no proposals for the consideration of other matters were received from shareholders, we expect the meeting to be brief and limited to consideration and voting on election of directors, primarily through proxies. Consequently, management does not plan to make presentations or to offer refreshments at the meeting.

     Only shareholders of record at the close of business on November 20, 1998 will be entitled to notice of and to vote at the meeting and any adjournments thereof.

WHETHER OR NOT YOU PLAN TO ATTEND THE MEETING, IT IS IMPORTANT THAT YOU EXECUTE, DATE AND RETURN PROMPTLY YOUR PROXY IN THE ENCLOSED ENVELOPE. YOU MAY WITHDRAW YOUR PROXY AT ANY TIME BEFORE IT IS VOTED.

                                            By Order of the Board of Directors,

                                             /s/ Michael J. Costello
                                            ------------------------------------
                                            Michael J. Costello
                                            General Counsel and Secretary

November 25, 1998

                         AGRIBRANDS INTERNATIONAL, INC.

                                 PROXY STATEMENT


     This Proxy Statement is furnished to the shareholders of Agribrands International, Inc. (the "Company") in connection with the solicitation of proxies by the Board of Directors of the Company for use at the 1999 Annual Meeting of Shareholders to be held at the time and place and for the purposes set forth in the foregoing Notice of Annual Meeting of Shareholders. This Proxy Statement is being mailed to shareholders on or about November 27, 1998.


                        VOTING AND REVOCABILITY OF PROXY

     The voting securities of the Company presently consist of its $.01 par value Common Stock ("Common Stock"). As of November 20, 1998, the Company had 10,668,571 shares of Common Stock issued and outstanding.

     The persons named as proxies on the proxy card accompanying this Proxy Statement were designated by the Company's Board of Directors (the "Board"). The shares represented by each such proxy will be voted in accordance with the terms of the proxy. Proxies also authorize such persons to vote the shares represented thereby on any matters not known at the time this Proxy Statement was printed that may properly be presented for action at the meeting. Any shareholder giving a proxy has the right to revoke it by notifying the Secretary of the Company in writing at any time before it is voted. Execution of the proxy will not affect a shareholder's right to attend the meeting and vote in person.


                          RECORD DATE AND VOTING RIGHTS

     Only shareholders of record at the close of business on November 20, 1998 are entitled to vote at the meeting. Each share of Common Stock outstanding on the record date will be entitled to one vote. The Company's shareholders do not have the right to vote cumulatively in electing directors.

     A majority of the outstanding shares entitled to vote at this meeting, represented in person or by proxy, will constitute a quorum. The affirmative vote of a majority of the shares entitled to vote on the subject matter and present in person or by proxy at a meeting at which a quorum is present is required to elect directors and act on other matters properly brought before the meeting. Shares represented by proxies that are marked "withheld" with respect to the election of any one or more of the nominees for election as directors and proxies that are marked to deny discretionary authority on any other matters will be counted as shares present for purposes of determining the presence of a quorum; such shares will also be treated as shares present and entitled to vote, which will have the same effect as a vote against such nominee or nominees and any such other matters, respectively. If a broker indicates on the proxy that it does not have discretionary authority to vote on a particular matter, the related shares will not be considered as present and entitled to vote with respect to that matter.


                            PROXY STATEMENT PROPOSALS

                              ELECTION OF DIRECTORS
                           (PROPOSAL 1 ON PROXY CARD)

     Under the Company's Articles of Incorporation (the "Articles"), Bylaws and Board resolutions adopted pursuant thereto, the Board consists of seven members organized into three classes, with one class consisting of three members and two classes consisting of two members, and with each director elected to serve for a three-year term.

     At this meeting, the Board proposes the election of three directors to serve three-year terms ending with the 2002 Annual Meeting of Shareholders, or until their successors are elected and qualified. In accordance with the recommendation of its Nominating and Compensation Committee, the Board has nominated David R. Banks, Jay W. Brown and M. Darrell Ingram for election as directors at this meeting. Each nominee is currently serving as a director and has consented to serve for a new term. Should any one or more of the nominees be unable or unwilling to serve as a director (which is not expected), the proxies (except proxies marked to the contrary) will be voted for such other person or persons as the Board of Directors of the Company may recommend, unless the Board reduces the number of directors.

                    INFORMATION ABOUT NOMINEES AND DIRECTORS

     Biographical information regarding Nominees for Director and Directors Continuing in Office is set forth below. Directors' ages are as of August 31, 1998.

          David R. Banks,  Director Since 1998, Age 61
          (Standing for election at this meeting for a term expiring 2002.)

          Chairman of the Board and Chief Executive Officer, Beverly Enterprises, Inc. (health care services). Also a director of Nationwide Health Properties, Inc., Ralston Purina Company and Wellpoint Health Networks, Inc.

          Jay W. Brown, Director Since 1998, Age 53
          (Standing for election at this meeting for a term expiring 2002.)

          Active participant in Westgate Group, LLC (private equity investment firm), responsible for operational management of portfolio companies. Former President and Chief Executive Officer, Protein Technologies International, Inc. a subsidiary of E. I. DuPont de Nemours and Company (soy protein products) and former Vice President, Ralston Purina Company and former Chairman and Chief Executive Officer, Continental Baking Company (fresh bakery products). Also a director of Foodmaker, Inc.

          M. Darrell Ingram,  Director Since 1998, Age 65
          (Standing for election at this meeting for a term expiring 2002.)

          Former Chairman of the Board, Red Fox Environmental Services, Inc. (pollution control services). Retired President and Chief Executive Officer, Petrolite Corporation (specialty chemicals). Also a director of Ralston Purina Company.

          H.  Davis  McCarty,   Director  Since  1998,  Age  58
          (Continuing  in Office-Term Expiring 2000.)

          Private Consultant for agri business marketing and strategic planning. Former President, Consolidated Nutrition, a subsidiary of Archer Daniels Midland and AGP, Inc. Former Chairman and President of Innovative Pork Concepts subsidiary of Central Soya. Former Chief Executive of Genetics and Trading Businesses, BP Nutrition division of British Petroleum PLC, and former Vice President, Purina Mills, Inc.

          Joe  R.  Micheletto,  Director  Since  1998,  Age  61
          (Continuing  in Office-Term Expiring 2000.)

          Chief Executive Officer and President, Ralcorp Holdings, Inc. (food products). Former Vice President and Controller, Ralston Purina Company. Also a director of Ralcorp Holdings, Inc. and Vail Resorts, Inc.

          Martin  K.  Sneider,  Director  Since  1998,  Age  55
          (Continuing  in Office-Term Expiring 2001.)

          Adjunct Professor of Retailing, Washington University of St. Louis, Missouri. Former President of Edison Brothers Stores, Inc. (specialty retail). Also a director of CPI Corporation. Edison Brothers filed for protection under Chapter 11 of the Federal Bankruptcy Code in November 1995 and emerged from those proceedings in September 1997. Mr. Sneider had been President until April, 1995.

          William  P.  Stiritz,  Director  Since  1998,  Age 64
          (Continuing  in Office-Term Expiring 2001.)

          Chairman of the Board, Chief Executive Officer and President, Agribrands International, Inc. Chairman of the Board, and former Chief Executive Officer and President, Ralston Purina Company. Also Chairman of the Investment Committee of Westgate Group, LLC, a private equity investment firm. Also a director of Angelica Corporation, Ball
          Corporation, The May Department Stores Company, Ralcorp Holdings, Inc., Reinsurance Group of America, Incorporated and Vail Resorts, Inc.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR MESSRS. BANKS, BROWN AND INGRAM.


                        OWNERSHIP OF COMPANY'S SECURITIES

     Table I below sets forth information regarding persons known by the Company to beneficially own (as defined by Securities and Exchange Commission ("SEC") Rule 13d-3) more than 5% of the Company's Common Stock.

                                     TABLE I


        Name and Address of          Number of Shares    % of Shares    Explanatory
          Beneficial Owner           Beneficially Owned   Outstanding       Notes

Southeastern Asset Management, Inc.       1,194,694          11.2%           (A)
6410 Poplar Ave., Suite 900
Memphis, TN  38119

Highbridge Capital Management, LLC          796,900           7.5%           (B)
767 Fifth Avenue
New York, NY  10153

Greenlight Capital LLC                      912,300           8.6%           (C)
420 Lexington Ave., Suite 875
New York, NY  10170

NationsBank Corporation                     576,812           5.4%           (D)
NationsBank Plaza
Charlotte, NC 28255


(A) Based on Schedule 13G dated October 6, 1998 filed with the SEC by (i) Southeastern Asset Management, Inc., ("Southeastern") an investment adviser registered under Section 203 of the Investment Advisors Act of 1940, (ii) Longleaf Partners Small-Cap Fund ("Longleaf"), an investment company registered under Section 8 of the Investment Company Act of 1940, and (iii) Mr. O. Mason Hawkins, Chairman of the Board and Chief Executive Officer of Southeastern. All of the shares covered by the Schedule 13G are owned of record by Southeastern's investment advisory clients, including Longleaf, which owns of record and beneficially 1,015,400 of the 1,194,594 shares reported as beneficially owned by Southeastern. Southeastern has sole voting power with respect to 104,884 of the shares it beneficially owns, shared voting power with respect to 1,068,400 of such shares and no voting power with respect to 21,310 of such shares. In addition, Southeastern has sole dispositive power with respect to 126,194 of such shares and shared dispositive power with respect to 1,068,400 of such shares. Longleaf has shared voting power and shared dispositive power with respect to all of the 1,015,400 shares which it beneficially owns. Mr. Hawkins joined in the filing of the Schedule 13G in the event that he could be deemed to be a controlling person of Southeastern as a result of his official positions with or ownership of the voting securities of Southeastern. Mr. Hawkins has expressly disclaimed the existence of such control in the Schedule 13G and has reported that he does not beneficially own any of the shares covered by the Schedule 13G.

(B) Based on information contained in Form 13F filed by Highbridge Capital Management, LLC ("Highbridge") for calendar quarter ended June 30, 1998. The Form 13F does not indicate the number of such shares, if any, with respect to which Highbridge shares investment discretion. The Form 13F does not indicate whether or not Highbridge exercises sole, shared or no voting authority with respect to such shares.

(C) Based on Amendment No. 2 to Schedule 13D dated November 4, 1998 which was filed with the SEC by (i) Greenlight Capital LLC ("Greenlight"); (ii) David Einhorn; and (iii) Jeffrey A. Keswin. Messrs. Einhorn and Keswin are principals of Greenlight, which company provides investment management services to private individuals and institutions. Each of Greenlight, Mr. Einhorn and Mr. Keswin has sole voting power and sole dispositive power with respect to all 912,300 shares.

(D) Based on information provided to the Company by NationsBank Corporation ("NationsBank") on or about September 8, 1998. NationsBank has sole voting power with respect to 133,384 of such shares, shared voting power with respect to 441,938 of such shares, sole dispositive power with respect to 42,003 of such shares and shared dispositive power with respect to 521,889 of such shares.

     Table II sets forth information regarding beneficial ownership (as defined by SEC Rule 13d-3) of Common Stock by directors, nominees for director, executive officers named in the Summary Compensation Table on page 7 (the "Named Executive Officers"), and all directors and executive officers as a group, as of November 1, 1998. Except as noted, all such persons possess sole voting and investment powers with respect to the shares listed. An asterisk in the column listing the percentage of shares beneficially owned indicates the person owns less than 1% of the Common Stock as of November 1, 1998.

                                    TABLE II

         DIRECTORS,                 NUMBER OF SHARES
        NOMINEES AND                   BENEFICIALLY    % OF SHARES   EXPLANATORY
     EXECUTIVE OFFICERS                    OWNED       OUTSTANDING       NOTES
--------------------------------------------------------------------------------

David R. Banks                                20            *
Jay W. Brown                                 476            *
M. Darrell Ingram                          1,366            *            (A)
H. Davis McCarty                             921            *            (B)
Joe R. Micheletto                              0            *
Martin K. Sneider                          1,000            *
William P. Stiritz                        41,155            *            (C)
Bill G. Armstrong                          1,211            *            (D)
Gonzalo Dal Borgo                            159            *            (E)
Kim Ki Yong                                    0            *
Eric M. Poole                                  0            *
All Directors and Executive
 Officers as a Group (14 persons)         47,650            *            (F)
--------

(A)  Includes 26 shares of Common Stock held by his wife.

(B) Includes 492 shares of Common Stock held in his wife's trust of which Mr. McCarty serves as co-trustee.

(C) Includes 4,615 shares of Common Stock owned by Mr. Stiritz's wife and 934 shares of Common Stock owned by Mr. Stiritz's son. Mr. Stiritz disclaims beneficial ownership of shares of Common Stock owned by his wife and son.

(D) Includes 3 shares of Common Stock owned by Mr. Armstrong's wife and 208 shares of Common Stock which Mr. Armstrong beneficially owns under the Company's Savings Investment Plan.

(E) Includes 121 shares of Common Stock which Mr. Dal Borgo beneficially owns under the Company's Savings Investment Plan.

(F)  With  respect to all  Executive  Officers  except  those named in the above
     Table: includes 540 shares of Common Stock as to which such officers presently have only voting power under the Company's Savings Investment Plan and 47 shares of Common Stock as to which an officer shares voting and investment powers.

                COMPLIANCE WITH SECTION 16(a) OF THE EXCHANGE ACT

     Section 16(a) of the Securities Exchange Act of 1934, as amended, requires the Company's directors and officers, and persons who own more than ten percent of the Company's Common Stock, to file initial statements of beneficial ownership (Form 3), and statements of changes in beneficial ownership (Forms 4 or 5), of the Common Stock with the SEC and the New York Stock Exchange, Inc. Directors, officers and greater than ten percent shareholders are required by SEC regulation to furnish the Company with copies of all such forms they file.

     The Company believes that during fiscal year 1998 its directors and officers complied with all filing requirements applicable to them, based solely on the Company's review of the copies of forms received by it, or written representations from certain reporting persons that no additional forms were required for those persons.


                    DIRECTORS' MEETINGS, COMMITTEES AND FEES


     The Board currently has four regular meetings scheduled per year, and holds such special meetings as are deemed advisable, to review significant matters affecting the Company and to act upon matters requiring Board approval. From the time of the spin-off of the Company by Ralston Purina Company ("Ralston") on April 1, 1998 (the "Spin-off"), through the end of fiscal year 1998, there were two regular meetings of the Board of Directors. Non-management directors receive an annual retainer of $20,000. They are also paid $1,000 for attending each regular or special Board meeting, standing committee meeting and telephonic meeting and for taking action pursuant to a consent to action without a meeting. The Company also pays the premiums on Directors' and Officers' liability and travel accident insurance policies insuring directors. Mr. Stiritz receives no remuneration for his services as a director.

     The Company has a Non-Qualified Deferred Compensation Plan. Under this plan, any non-management director may elect to defer, with certain limitations, all retainers and fees until retirement or other termination of his directorship. Deferrals may be made in various investment options which mirror the performance of the investment funds offered by the Company's Savings Investment Plan.

     To assist the Board in the discharge of its responsibilities, it has an Audit Committee and a Nominating and Compensation Committee. A description of each of these standing committees and their membership as of the date of this Proxy Statement follows:

AUDIT COMMITTEE                         Members: D. R. Banks, Chairman;
                                                 J. W. Brown, M. D. Ingram,
                                                 H. D. McCarty, J. R. Micheletto
                                                 and M. K. Sneider

     The Audit Committee consists of six non-management directors and is responsible for matters relating to accounting policies and practices, financial reporting, and internal controls. Each year it recommends to the Board the appointment of a firm of independent accountants to examine the financial statements of the Company. It reviews with representatives of the independent accountants and the Chief Financial Officer the scope of the examination of the Company's financial statements, results of audits, audit costs, and recommendations with respect to internal controls and financial matters. The Audit Committee also reviews non-audit services rendered by the Company's independent accountants and periodically meets with or receives reports from principal executive officers. The Audit Committee met one time between the Spin-off and the end of fiscal year 1998.


NOMINATING AND                          Members: M. D. Ingram, Chairman;
COMPENSATION COMMITTEE                           D. R. Banks, J. W. Brown,
                                                 H. D. McCarty and M. K. Sneider

     The Nominating and Compensation Committee consists of five non-management directors. It recommends to the Board nominees for election as directors and executive officers of the Company. Additionally, it makes recommendations to the

Board regarding election of directors to positions on committees of the Board and compensation and benefits for directors. The Nominating and Compensation Committee also sets the compensation of all corporate officers and administers the Agribrands Non-Qualified Deferred Compensation Plan and the Incentive Stock Plan, including the granting of awards under the latter plan. It also reviews the competitiveness of management compensation and benefit programs, and principal employee relations policies and procedures. The Nominating and Compensation Committee met one time and took action by unanimous written consent one time between the Spin-off and the end of fiscal year 1998.

     The Nominating and Compensation Committee will consider suggestions from shareholders regarding possible director candidates for the terms of Board members expiring in 2000. Such suggestions, together with appropriate biographical information, should be submitted to the Secretary of the Company. See "Shareholder Proposals for 2000 Annual Meeting" for details regarding the procedures and timing for the submission of such suggestions.

     Since the Spin-off of the Company by Ralston through the end of fiscal year 1998, all directors attended 75% or more of the aggregate of the meetings of the Board and of the Board committees to which they were appointed.


                                 OTHER BUSINESS

     The Board knows of no business that will be presented for consideration at the 1999 Annual Meeting of Shareholders other than that stated above. Should any such matter properly come before the meeting, votes may be cast pursuant to proxies with respect to any such matter in the best judgment of the person or persons acting under the proxies.


                              SELECTION OF AUDITORS

     The Company's Board, upon the recommendation of the Audit Committee, appointed PricewaterhouseCoopers LLP as independent accountants for the current fiscal year. PricewaterhouseCoopers LLP was the Company's independent accountant for fiscal year 1998. A representative of that firm will be present at the 1999 Annual Meeting of Shareholders, will have an opportunity to make a statement, if desired, and will be available to respond to appropriate questions.


                             EXECUTIVE COMPENSATION

Introduction and Summary

     The following tables and narrative text discuss the compensation paid in fiscal year 1998 to the Named Executive Officers, i.e., the Company's Chief Executive Officer and President and to the Company's four other most highly compensated executive officers.

     The Summary Compensation Table set forth below summarizes compensation received by the Named Executive Officers since the Spin-off of the Company by Ralston, that is, for five months rather than for a full fiscal year. Annualized salaries, i.e., the salary amounts which would have been paid to the Named
Executive Officers had they been paid for a full year at the rates in effect from the Spin-off date through the end of the fiscal year are reflected in the "Salary" column.

     The full amount of bonuses paid by the Company at the end of fiscal year 1998 is reflected in the "Bonus" column. No attempt has been made to pro rate bonuses based on the relationship between the period before the Spin-off and the period after the Spin-off.



                           Summary Compensation Table

                                                                                      Long Term
                                                                                      Compensation
                                                                                      (Awards)
                                            Annual Compensation                      Securities
                                                                     Other Annual    Underlying     All Other
Name and                                                             Compensation      Options    Compensation
Principal Position           Year        Salary($)      Bonus($)          ($)            (#)         ($)(1)
--------------------------------------------------------------------------------------------------------------

W. P. Stiritz                1998        $ - 0 -        $ - 0 -      $ 30,593(2)     1,000,000      $- 0 -
Chairman of the Board,
Chief Executive Officer
and President

B. G. Armstrong              1998        $200,000       $150,000      $- 0 -            10,000      $ 2,423
Chief Operating Officer

G. Dal Borgo                 1998        $192,816       $ 57,845      $- 0 -             1,000      $ 2,443
Vice President, Strategic
Product Development

K. Y. Kim                    1998        $117,036(3)    $100,000     $ 28,468(3)(4)     10,000      $38,568(3)
Chief Operating Officer
North Asia Region

E. M. Poole                  1998        $211,753(5)    $ 70,000     $133,364(6)         5,000      $ 2,696
Chief Operating Officer
Europe Region
---------

(1) The amounts shown in this column consist of the following: (i) Company matching contributions under the Company's Savings Investment Plan - such amounts are $1,527, $1,111 and $2,696, respectively, for Messrs. Armstrong, Dal Borgo and Poole; (ii) Company matching contributions under the Company's Non-Qualified Deferred Compensation Plan - such amounts are $896 and $1,332, respectively, for Messrs. Armstrong and Dal Borgo; and (iii) severance accrual for Mr. Kim for 1998 pursuant to certain severance arrangements described in detail on page 9 under the heading "Compensation Pursuant to Plans-Severance Plan."

(2) The amounts shown in this item include expenses incurred by the Company of $8,250 in connection with reimbursement for financial planning; $14,288 in connection with use of Company aircraft; and $8,055 in connection with an automobile.

(3) The amounts shown were converted to U. S. Dollars from South Korean Won using the August 31, 1998 exchange rate of 1,349.5 South Korean Won to 1 U.S. Dollar.

(4) The amount shown in this item includes $15,264 in expenses incurred by the Company in connection with Mr. Kim's use of an automobile and the compensation paid to a driver in connection therewith. The amount in this item also includes $11,856 in connection with interest forgone by the Company in connection with a key money deposit on a residence.

(5) The amount shown includes: (i) salary of $192,400, and (ii) $17,790 for the differential in the cost of living between the United States and Spain, both of which were converted to U.S. Dollars from Spanish Peseta using the August 31, 1998 exchange rate of 149.33 Spanish Peseta to 1 U.S. Dollar. It also includes a U.S. paid premium of $1,563 for his undertaking an assignment in a foreign country.

(6) The amount shown in this item includes expenses incurred by the Company of $127,123 in connection with tax gross ups on salary and other benefits.

     The following table sets forth stock option grants to the Named Executive Officers during fiscal year 1998.

                                      Option/SAR Grants in Last Fiscal Year

                                                                                           Potential Realizable Value at
                        Number of         % of Total                                          Assumed Annual Rates of
                       Securities        Options/SARs                                         Stock Price Appreciation
                       Underlying         Granted to      Exercise or                            for Option Term(1)
                      Options/SARs       Employees in      Base Price      Expiration     -----------------------------------
      Name             Granted (#)       Fiscal Year       ($/Sh)(2)         Date              5%                   10%

B. G. Armstrong          10,000(3)          .82%           $  34.25        5/29/08       $    215,396           $    545,857


G. Dal Borgo              1,000(3)          .08%           $  34.25        5/29/08       $     21,540           $     54,586


K.Y. Kim                 10,000(4)          .82%           $  34.25        5/29/08       $    215,396           $    545,857


E. M. Poole               5,000(3)          .41%           $  34.25        5/29/08       $    107,698           $    272,928


W. P. Stiritz         1,000,000(5)        82.00%           $  36.68        5/12/08       $ 23,067,855           $ 58,458,473


(1) Potential realizable value is calculated based on an assumption that the price of the Common Stock appreciates at the annual rates shown (5%, 10%), compounded annually, from the date of grant of option until the end of the option term. The value is net of the exercise price but is not adjusted for the taxes that would be due upon exercise. The Company has elected to illustrate the potential realizable value using 5% and 10% assumed rates of appreciation pursuant to the rules of the SEC. This does not represent the Company's estimate or projection of future stock prices; actual gains, if any, upon future exercise of any of these options will depend on the actual performance of the Common Stock.

(2)  Market price on date of grant.

(3)  Stock Option granted is 100% exercisable on May 29, 2003.

(4)  Stock Appreciation Right granted is 100% exercisable on May 29, 2003.

(5)  Stock Option granted is 100% exercisable on May 12, 2003.

     The following table sets forth fiscal year-end option values. None of the options reflected in the table were exercisable on August 31, 1998, the end of the Company's fiscal year. No options were exercised by any of the Named Executive Officers during the fiscal year.

                        Fiscal Year End Option/SAR Values

                                                                              Value of Unexercised
                             Number of Securities Underlying                  In-the-Money Options/
                         Unexercised Options/SARs at FY-End (#)                SARs at FY-End ($)
Name                      Exercisable          Unexercisable             Exercisable         Unexercisable
B. G. Armstrong                0                   10,000                    $0                  $0
G. Dal Borgo                   0                    1,000                    $0                  $0
K. Y. Kim                      0                   10,000                    $0                  $0
E. M. Poole                    0                    5,000                    $0                  $0
W. P. Stiritz                  0                1,000,000                    $0                  $0


                         Compensation Pursuant to Plans


     During fiscal year 1998, the Company maintained certain plans that provided benefits to executive officers and other employees of the Company. Descriptions of some of those plans follow. The descriptions provided are in summary form and are contained in this Proxy Statement solely in order to meet SEC requirements regarding disclosure of the compensation of the Named Executive Officers and should not be used for any other purpose.

Change-in-Control and Termination of Employment Arrangements

     The Company has Management Continuity Agreements with the Named Executive Officers. The purpose of these agreements is to provide severance compensation in the event of voluntary or involuntary termination after a change in control of the Company, which is generally defined as the acquisition of 50% or more of the outstanding shares of the Company's Stock, or the failure of the initial directors or their recommended or appointed successors to constitute a majority of the Company's Board of Directors. The compensation provided would be in the form of (i) a lump sum payment equal to the present value of continuing their respective salaries and bonuses for a specified period following termination of employment, and (ii) the continuation of other employee benefits for the same period. The initial applicable period will be two years for the Named Executive Officers in the event of an involuntary termination of employment (including a constructive termination), and one year in the event of a voluntary termination of employment, which periods will be subject to reduction for periods the relevant individual remains employed following a change in control. No payments would be made in the event termination is due to death, disability or normal retirement, or is for cause; nor would any payments be calculated for periods beyond a participant's normal retirement date.

     Contracts governing stock options and stock appreciation rights provide that upon a change in control of the Company all terms, conditions, restrictions and limitations in effect with respect to any unexercised awards lapse and no other terms and conditions will be applied, and any unexercised, unvested, unearned or unpaid shares become 100% vested.

Severance Plan

     The Company's Korean affiliate, in accordance with the Korean Labor Law, provides lump sum severance payments to employees upon termination of employment. The Korean affiliate offers an enhanced severance plan for its executive officers in lieu of the Korean-mandated obligation. This severance plan is partially funded. Mr. Kim, as the chief executive officer of the Korean affiliate participates in this severance plan. His severance accrual is calculated based upon his current salary, years of service and a multiplier based on position within the Korean affiliate. For the purpose of calculating this severance benefit, Mr. Kim had, as of August 31, 1998, 25 years of credited service, calculated to the nearest year. Credited service is based upon employment by the Company's Korean affiliate and includes the period the affiliate was owned by Ralston, the Company's former parent corporation. Earnings used in calculating benefits under the severance plan previously described are approximately equal to amounts included in the Salary and Bonus columns in the Summary Compensation Table on page 7. If Mr. Kim's employment with the Company would have been terminated as of the end of fiscal year 1998, his lump-sum severance payment would have been $606,091 pursuant to this severance plan.

Grantor Trust

     During fiscal year 1998, the Company established and funded an irrevocable grantor trust to provide a source of funds to assist the Company in meeting its obligations under certain employee benefit plans and programs in which the Named Executive Officers, as well as other employees, participate. At the present time, assets of the trust consist primarily of funds deposited with the trustee for investment in investment options which mirror the performance of the investment funds offered by the Company's Savings Investment Plan. In the event that the Company is in default of its funding obligations under the trust, payment of obligations under such plans and programs will immediately accelerate unless the employee elects to defer payment.

           Compensation Committee Interlocks and Insider Participation

     Mr. Stiritz, President, Chief Executive Officer and Chairman of the Board of Agribrands, is Chairman of the Nominating and Compensation Committee of the Board of Directors of Ralcorp Holdings, Inc. Mr. Micheletto, a director of Agribrands, is the Chief Executive Officer and President of Ralcorp Holdings, Inc.

     Mr. Stiritz is an investor in, and chairman of the investment committee of, Westgate Group, LLC, a private equity investment firm. Mr. Brown, a director of the Company, is responsible for the operational management of portfolio companies acquired by the Westgate Group, LLC.


                      Nominating and Compensation Committee
                        Report on Executive Compensation

I.   Nominating and Compensation Committee

     The Nominating and Compensation Committee (the "Committee") is comprised of non-management directors free from interlocking or other relationships that might be considered a conflict of interest. The Committee approves all direct and indirect compensation of all executive officers, including base salary, bonuses, and long-term stock-based awards such as stock options and restricted stock. See "Directors' Meetings, Committees and Fees-Nominating and Compensation Committee" on page 5 hereto. In accordance with the SEC rules, the Committee has provided the following report regarding executive compensation.

II.  Executive Officer Compensation

     The Spin-off of the Company's businesses from Ralston on April 1, 1998, was intended to be a "triggering event" to introduce sharp focus and urgent action across all areas of the business. The Committee expects that executive officer compensation, like other performance levers, will be modified over time to fit the comprehensive strategies that arise within this new context.

     The Company's fiscal year runs from September 1 to August 31. As a result, during the period from September 1, 1997 to March 31, 1998, the Named Executive Officers participated in the compensation and incentive programs of Ralston and realized income from these programs both before and after completion of the Spin-off, including acceleration of certain non-qualified stock option and restricted stock awards. As this compensation relates to the programs and policies of the former parent rather than those of the new Company, this income is excluded from the compensation tables in the proxy statement. Except as noted below, the tables reflect only compensation earned from April 1, 1998 through August 31, 1998.

     With respect to base salaries, the Committee elected not to disrupt the normal pattern of compensation reviews and adjustments at year-end. Therefore, annualized salaries (i.e., the salary amounts which would have been paid to the Named Executive Officers had they been paid for a full year at the rates in effect from the Spin-off date through the end of the fiscal year) are reflected in the "Salary" column for each Named Executive Officer.

     The full amounts of bonuses to be paid by the Company for fiscal year 1998 are reflected in the "Bonus" column. No attempt has been made to pro rate bonuses based on the relationship between the period before the Spin-off and the period after the Spin-off.

     Annual bonuses for the Named Executive Officers (other than the Chief Executive Officer) were based on subjective evaluation of performance by the Chief Executive Officer, prior bonus levels, and consideration of bonus levels for comparable positions in a broad-based index provided by external compensation consultants (the Committee uses this broad-based index rather than the comparable companies listed in the stock performance chart because of the limited number of industry-specific comparisons available and in recognition that the Company competes for management talent against the larger universe of companies who require expertise in international management and finance). The subjective evaluations were formal evaluations covering several functional areas including financial performance, organizational development, sales and marketing management, management of capital asset investments, response to environmental changes, and performance against specific objectives established at the beginning of the period.

     In fiscal 1998, 51,000 non-qualified stock options and stock appreciation rights were granted to the Executive Officers (excluding the Chief Executive Officer) under the Company's Incentive Stock Plan. This initial grant, intended to establish a connection between employee interests and those of the shareholders, does not include stock performance hurdles. The Committee expects to utilize stock options or stock appreciation rights in the future to accomplish a variety of goals including increased emphasis on long-term value creation and management retention.

III. Chief Executive Officer Compensation

     At the March 19, 1998 meeting of the Board and the subsequent May 12, 1998 meeting conducted by unanimous written consent of the Committee, it was established that stock options would be the principal form of compensation for the Chief Executive Officer for a period of five years. This decision was based on a desire to (1) ensure retention of the Chief Executive Officer for the first five years of operation for the new Company, (2) provide appropriate compensation for the Chief Executive Officer without the need for substantial cash outlays, and (3) fully align the interests of the Chief Executive Officer with those of the Company's shareholders.

     In the action by unanimous written consent on May 12, 1998, the Committee finalized a grant of one million options to the Chief Executive Officer. The grant was determined after consultation with an international human resources consulting group and was intended to deliver total value equal to five years of average total compensation of chief executives of other firms in agriculturally-based businesses as well as other companies recently spun-off from larger conglomerates. All of these options vest on the fifth anniversary of the grant date.


         M. D. Ingram-Chairman                 D. R. Banks
         J. W. Brown                           H. D. McCarty
         M. K. Sneider

                                Performance Graph

     The graph displayed below is presented in accordance with SEC requirements. Shareholders are cautioned against drawing any conclusions from the data contained therein, as past results are not necessarily indicative of future performance. This graph in no way reflects the Company's forecast on future financial performance.

     Notwithstanding anything to the contrary set forth in any of the Company's previous filings under the Securities Act of 1933, as amended, or the Exchange Act, that might incorporate future filings, including this Proxy Statement, in whole or in part, the following Performance Graph and the Nominating and Compensation Committee Report on Executive Compensation set forth above shall not be incorporated by reference into any such filings.

     The following line graph shows the cumulative total shareholder return on a $100 investment in the Company's Common Stock in comparison to cumulative total return of the stocks in the S&P 500, MSCI EAFE and International Feed Producers Indices. The International Feed Producer Index is a company-constructed index. The index is a market value weighted average in U.S. Dollars of selected publicly-traded international animal feed producers, consisting of: Charoen Pokphand Feedmill Public Co. (Thailand), Charoen Pokphand Indonesia, Gold Coin Berhad (Malaysia), Gyomarc'h Nutrition Animale (France), Nutreco Holding BV (Netherlands), Ridley Canada, Ltd., Ridley Corp. Ltd. (Australia) and Woo Sung Feed Company (Korea). The MSCI EAFE Index (Morgan Stanley Capital International-Europe, Australia and Far East Index) is a market value weighted average of approximately 1,100 securities listed on exchanges in Europe, Australia, New Zealand and Asia, but, does not include U.S. listed securities. Since the Company conducts substantially all of its business outside of the United States, it believes that this Index provides a useful comparison.


                 Comparison of Total Return on $100 Invested in
        Agribrands International, Inc. Common Stock on April 1, 1998 vs.
               S&P 500, MSCI EAFE and International Feed Producers

                                     [GRAPH]

The graph depicts the following returns:

                               S&P             MSCI             International
            Agribrands         500             EAFE            Feed Producers
            ----------        ------           ------          ----------------
4/1/98         100.00         100.00           100.00               100.00
8/31/98         81.18          86.39            88.59                98.34

                              CERTAIN TRANSACTIONS

Spin-off and Related Transactions

     Prior to April 1, 1998, the Company was a wholly-owned subsidiary of Ralston. On April 1, 1998, Ralston distributed the Common Stock of the Company to its shareholders in a Spin-off. Ralston and the Company entered into certain agreements described below providing for the Company's orderly transition from a Ralston subsidiary to an independent publicly held company.

Agreement and Plan of Reorganization

     Ralston  and  the  Company   entered   into  an   Agreement   and  Plan  of
Reorganization (the "Reorganization Agreement") providing for, among other things, the principal corporate transactions required to effect the Spin-off.

     The Reorganization Agreement. The Reorganization Agreement provides for the completion of the transactions required to effect the Spin-off. The Reorganization Agreement also provides that Ralston retained or assumed certain other liabilities associated with the Company's business, including certain employee benefit plan liabilities associated with U.S. employees or former employees of the Company's business.

     Indemnification.   Subject  to  certain   exceptions,   the  Reorganization
Agreement provides for indemnification by the parties as follows:

     Ralston agreed to indemnify the Company against any liabilities assumed or retained by Ralston pursuant to the Reorganization Agreement and liabilities relating to (i) any breach by Ralston or any of its subsidiaries of any covenant made in the Reorganization Agreement or any other agreement referred to therein (the "Ancillary Agreements"); (ii) any third party claim primarily relating to the actions of the Ralston Board in authorizing the Spin-off; (iii) the operation of the businesses conducted, or to be conducted, by Ralston and its subsidiaries or the ownership of its assets (other than businesses and assets to be contributed to the Company and other former businesses associated with Ralston's international animal feeds business) both prior to and following the Spin-off, except to the extent the liabilities therefor were assumed or retained by the Company or one of its subsidiaries pursuant to the Reorganization Agreement or any Ancillary Agreement; (iv) with respect to employee benefit plans sponsored by Ralston, the failure of Ralston to comply with provisions of the Employee Retirement Income Security Act of 1974, as amended ("ERISA"), or of the U.S. Internal Revenue Code of 1986, as amended (the "Code"), and (v) any violations of the Code, or of Federal or state securities laws, in connection with the Spin-off or with any filings made with governmental agencies with respect thereto, except to the extent that such violations, or allegations of violations, result from, or are related to, the disclosure, or failure to disclose, information to Ralston's corporate staff by officers, directors, employees, agents, consultants and representatives of the Company's business.

     The Company agreed to indemnify Ralston against any liabilities assumed or retained by the Company or its subsidiaries pursuant to the Reorganization Agreement, and liabilities relating to (i) any breach by the Company or any of its subsidiaries of any covenant made in the Reorganization Agreement or any Ancillary Agreement, (ii) the operation of the Company's business and other former businesses associated with Ralston's international animal feeds operations, or the ownership of the assets utilized in those businesses, except to the extent the liabilities therefor were assumed or retained by Ralston or one of its subsidiaries pursuant to the Reorganization Agreement or any Ancillary Agreement, (iii) with respect to employee benefit plans sponsored by the Company, the failure of the Company to comply with the provisions of ERISA or the Code, and (iv) any violations, or allegations of violations, of Federal or state securities laws in connection with the Spin-off or with any filings made with governmental agencies with respect thereto, to the extent that such violations, or allegations of violations, result from, or are related to, the disclosure, or failure to disclose, information to Ralston's corporate staff by officers, directors, employees, agents, consultants and representatives of the Company. In addition, the Company has agreed to indemnify Ralston for all liabilities arising out of Ralston's continuing guarantee of any obligation of the Company or any subsidiary of the Company.

     These indemnity obligations are limited to the amount of the loss, less insurance proceeds, net of deductibles and allocated paid loss retro-premiums received by the indemnified party.

     Notwithstanding the foregoing, neither Ralston nor the Company will have any liability to the other for taxes except as provided in the Tax Sharing Agreement described below.

     Certain Post-Spin-off Covenants. The Reorganization Agreement also provides that, in order to avoid adversely affecting the intended tax consequences of the Spin-off, neither the Company nor any of its subsidiaries will engage in certain transactions for a period of three years following the date of the Spin-off unless, in the sole discretion of Ralston, either (a) an opinion in form and substance satisfactory to Ralston is obtained from counsel to the Company, the selection of which counsel is agreed to by Ralston or (b) a supplemental ruling is obtained from the U.S Internal Revenue Service (the "IRS"), in either case to the effect that such transactions would not adversely affect the Federal income tax consequences, as set forth in the tax rulings received from the IRS relating to the Spin-off, of the Spin-off and related transactions to Ralston or the Ralston shareholders. The Company expects that these limitations will not significantly inhibit its activities or its ability to respond to unanticipated developments. The transactions subject to this provision are: (i) making a material disposition (including intra-company transfers) by means of a sale or exchange of assets, a distribution to shareholders, or otherwise, of any of its assets (other than as contemplated by the Reorganization Agreement), except in the ordinary course of business, (ii) repurchasing any capital stock of the Company, unless such repurchase satisfies certain Federal tax requirements,
(iii) issuing any capital stock of the Company that in the aggregate exceeds twenty percent (20%) of the issued and outstanding stock of the Company immediately following the Spin-off, (iv) liquidating or merging with any other corporation (including a subsidiary), or (v) ceasing to engage in the active conduct of a trade or business within the meaning of Section 355 of the Code.

     In addition, the Reorganization Agreement provides that, if the Company engages in any of the transactions referred to above, and if the Spin-off fails to qualify as tax-free under the provisions of the Code by reason thereof, the Company will indemnify Ralston and its shareholders as of the date of the Spin-off against all tax liabilities, including interest and penalties, incurred by reason of the Spin-off being a taxable event. Ralston has agreed to indemnify the Company against losses which it may incur in the event that Ralston or any of its subsidiaries takes any action which adversely impacts the tax-free nature of the Spin-off. In the event that the Spin-off failed to so qualify as tax-free, Ralston would recognize gain upon the Spin-off equal to the excess, if any, of the fair market value of the Company's shares distributed on the date of the Spin-off over Ralston's net tax basis for the assets contributed to the Company by Ralston.

         Covenants Not To Compete. The Reorganization Agreement provides that, for a period of five years following the Spin-off, Ralston and its subsidiaries will not compete anywhere in the world, directly or indirectly, in the international animal feeds and agricultural products business. The
Reorganization Agreement also provides that, for a period of five years following the Spin-off, the Company and its subsidiaries will not compete anywhere in the world, directly or indirectly, in the pet products, battery and lighting products businesses. The Company may, however, manufacture and offer, exclusively in its agricultural dealer channels in Canada, certain lines of pet food which the Company's business has historically produced in that country for such limited distribution, as well as pet foods supplied by Ralston. In all other countries in which the Company operates, it may offer dog and cat foods supplied by Ralston, or, if Ralston declines to supply basic maintenance dog and cat foods in any country on terms acceptable to the Company, the Company may manufacture such pet foods for exclusive distribution through its agricultural dealer channels, in order to retain a complete product line in such channels. The Reorganization Agreement also provides that the Company will comply with the terms of the non-compete provisions applicable to Ralston and its affiliates under an agreement with E.I. Du Pont de Nemours and Company ("DuPont") relating to Ralston's sale of its protein technologies business.

     Despite the covenants not to compete, however, and subject to the terms of the agreement with DuPont, either party may acquire no more than a 15% voting, profits or equity interest in any entity engaged in an otherwise prohibited competitive business, or may acquire or own any voting, profits or equity interest in any entity as long as no more than 10% of the entity's gross sales are derived from a competitive business.

     If during the term of the above covenants not to compete, any other person acquires a voting or equity interest of 20% or more in either Ralston or the Company, as the case may be, the other party will be relieved of its non-compete restrictions (other than those arising under the agreement with DuPont). In addition to any other remedies at law or equity, upon breach of the covenants not to compete, and failure to cure such breach, by either party, the non-breaching party may elect to cancel all or any of the Ancillary Agreements.

Tax Sharing Agreement

     Until April 1, 1998, the business operations contributed to the Company by Ralston as of that date have been included in the consolidated Federal income tax returns of Ralston. As part of the Spin-off, Ralston and the Company entered into a Tax Sharing Agreement providing, among other things, for the allocation among the parties thereto of Federal, state, local and foreign tax liabilities for all periods through April 1, 1998, and reimbursement by each party for any of its taxes which may have been or will be paid or advanced by the other. The Tax Sharing Agreement provides that Ralston will be liable for certain tax liabilities up to date of the Spin-off, including any such liabilities resulting from the audit or other adjustment to previously filed tax returns, that the Company will be liable for certain foreign tax liabilities attributable to the operation of the Company's business prior to that date, and that the Company will be responsible for all Federal, state, local and foreign taxes attributable to the Company's business on and after such date. Though valid as between the parties thereto, the Tax Sharing Agreement is not binding on the IRS or foreign tax authorities and does not affect the joint and several liability of Ralston and the Company, and their respective subsidiaries, to the IRS or foreign tax authorities for all taxes of the consolidated group of which Ralston is the common parent, relating to periods prior to the Spin-off.

Bridging Agreement

     Ralston and the Company entered into a Bridging Agreement pursuant to which Ralston is continuing to provide certain administrative services, including but not limited to government affairs, internal audit, library and information and other services, and Ralston and the Company are each providing certain other administrative services and contract manufacturing to the other in individual countries in which the Company's business and Ralston's international pet products business are conducted, for a limited period of time following the date of the Spin-off, subject to renewal rights. Employees of Ralston also administer insurance plans and programs for the Company, and Ralston's offshore insurance subsidiary provides certain reinsurance coverage for assets and operations of the Company. Charges for such services are similar to those arrived at by similarly situated independent parties bargaining at arms' length.

Trademark Agreement

     Ralston and the Company entered into a Trademark Agreement pursuant to which (i) Ralston has assigned to the Company or one or more of its subsidiaries all of Ralston's rights in certain trademarks associated solely with the Company's business, and (ii) Ralston has perpetually licensed to the Company, on a royalty-free basis, the right to use trademarks "Purina"(R) and "Chow"(R) brands and the "Checkerboard" logo, and certain trademarks similar to such trademarks, with respect to agricultural and certain other products, subject to the rights of Purina Mills, Inc., which utilizes such trademarks in the United States. The Company is not permitted to use such trademarks, however, on pet food products which it may produce or distribute, other than products produced for Ralston, or provided by Ralston. Certain pet food trademarks owned by subsidiaries of the Company have been acquired by Ralston or its subsidiaries.

Technology Agreement

     Ralston and the Company entered into a Technology Agreement pursuant to which Ralston has licensed to the Company, or one or more of its subsidiaries, the perpetual right to utilize Ralston's technology for animal feed and other agricultural products on a royalty-free basis, subject to the rights of Purina Mills, Inc. which utilizes such technology in the United States, and to certain rights of DuPont which were assigned by Ralston in connection with its sale of its protein technologies business.

Other Transactions

     During fiscal year 1998, the Company purchased ingredients totaling approximately $726,000 from Protein Technologies International, Inc. a subsidiary of DuPont. Mr. Brown, a director of the Company, served as the President and Chief Executive Officer of Protein Technologies until his resignation on September 1, 1998. To the Company's knowledge, Mr. Brown received no direct or indirect compensation related to, or has any other material interest in, the purchases of these ingredients.


                             SOLICITATION STATEMENT

     The cost of the solicitation of proxies will be borne by the Company. In addition to the use of the mails, solicitations may be made by regular employees of the Company, by telephone or personal contact. Georgeson & Company Inc. has been retained to assist in the solicitation of proxies for a fee of $12,000, plus expenses. The Company will reimburse banks, brokerage firms and other custodians, nominees and fiduciaries for costs reasonably incurred by them in sending proxy materials to the beneficial owners of the Company's Common Stock.


                  SHAREHOLDER PROPOSALS FOR 2000 ANNUAL MEETING

     Proposals of shareholders intended to be presented at the 2000 Annual Meeting scheduled to be held on January 28, 2000 must be received by the Company by July 31, 1999 for inclusion in the Company's Proxy Statement and proxy relating to that meeting. Upon receipt of any such proposal, the Company will determine whether or not to include such proposal in the Proxy Statement and proxy in accordance with regulations governing the solicitation of proxies.

     In order for a shareholder to nominate a candidate for director, under the Company's Bylaws timely notice of the nomination must be received by the Company in advance of the meeting. Ordinarily, such notice must be received not less than 90 days before the meeting (but if the Company gives less than 90 days' (1) notice of the meeting or (2) prior public disclosure of the date of the meeting, then such notice must be received within 7 days after notice of the meeting is mailed or other public disclosure of the meeting is made) or prior to October 31, 1999 for the 2000 Annual Meeting. The shareholder filing the notice of nomination must describe various matters regarding the nominee, including such information as name, address, occupation and shares held.

     In order for a shareholder to bring other business before a shareholder meeting, timely notice must be received by the Company prior to the time described above. Such notice must include a description of the proposed business, the reasons therefor, and other specified matters. These requirements are separate from and in addition to the requirements a shareholder must meet to have a proposal included in the Company's Proxy Statement.

     In each case, the notice must be given to the Secretary of the Company, whose address is 9811 South Forty Drive, St. Louis, Missouri 63124. Any shareholder desiring a copy of the Company's Bylaws will be furnished one without charge upon written request to the Secretary.


                                            By order of the Board of Directors,


                                             /s/ Michael J. Costello
                                            ------------------------------------
                                            Michael J. Costello
                                            Secretary

November 25, 1998

                                                                           Annex

[LOGO]
                         AGRIBRANDS INTERNATIONAL, INC.

                     PROXY SOLICITED ON BEHALF OF THE BOARD
              OF DIRECTORS FOR ANNUAL MEETING OF SHAREHOLDERS TO BE
                      HELD ON JANUARY 28, 1999 AT 2:00 P.M.
          AT GATEWAY CENTER, ONE GATEWAY DRIVE, COLLINSVILLE, ILLINOIS

The undersigned appoints William P. Stiritz and Michael J. Costello, and each of them, lawful attorneys and proxies of the undersigned, with power of substitution, to represent the undersigned at the Annual Meeting of Shareholders of Agribrands International, Inc. to be held on January 28, 1999, and at any adjournments thereof, and to vote in accordance with the instructions on the reverse side all shares of Common Stock of the Company which the undersigned is entitled to vote.

Trustee's Authorization. The undersigned also authorizes the Administrator of any Savings Investment Plan in which the undersigned's account is credited with Agribrands Common Stock (if applicable) to vote any shares of Common Stock of the Company at the Annual Meeting of Shareholders in accordance with the instructions on the reverse side.

               IMPORTANT -- PLEASE SIGN AND DATE ON BACK OF CARD.
             RETURN PROXY CARD PROMPTLY USING THE ENCLOSED ENVELOPE;
                              NO POSTAGE NECESSARY.
--------------------------------------------------------------------------------
                          DETACH AND RETURN PROXY CARD

                                    IMPORTANT
                     PLEASE VOTE THE ABOVE PROXY CARD TODAY!
                         YOUR PROMPT RESPONSE WILL SAVE
                       THE EXPENSE OF ADDITIONAL MAILINGS.

       IF YOU REQUIRE SPECIAL ARRANGEMENTS TO PARTICIPATE AT THIS MEETING,
           PLEASE CONTACT THE COMPANY'S INVESTOR RELATIONS DEPARTMENT
                     AT (314) 812-0504 PRIOR TO THE MEETING.

              IF YOUR ADDRESS HAS CHANGED, PLEASE BE SURE TO NOTIFY
                          INVESTOR RELATIONS PROMPTLY.

                       RETAIN ADMISSION TICKET BELOW
--------------------------------------------------------------------------------
                                ADMISSION TICKET

                    FOR PRE-REGISTRATION, PLEASE SIGN BELOW.
             PRESENT THIS CARD AT THE ENTRANCE TO THE MEETING ROOM.

                         AGRIBRANDS INTERNATIONAL, INC.
                       1999 ANNUAL MEETING OF SHAREHOLDERS

                                 GATEWAY CENTER
                    ONE GATEWAY DRIVE, COLLINSVILLE, ILLINOIS
                           THURSDAY, JANUARY 28, 1999
                                    2:00 P.M.

               SIGNATURE_________________________________________

The proxies are directed to vote as specified.

If no direction is given, the proxies will vote FOR all nominees listed below and in their discretion on all other matters coming before the meeting and any adjournment thereof. The Board of Directors recommends a vote FOR all nominees for election as directors.


1.  Election of Directors:
    David R. Banks
    Jay W. Brown
    M. Darrell Ingram        FOR [__]       WITHHELD [__]


For, except vote withheld from the following nominee:


-------------------------------


2. Discretionary authority to vote other matters properly brought before the meeting:
                             GRANT [__]     DENY   [__]


Check here if you plan to attend the annual meeting.    [__]


     Please sign exactly as name appears hereon. Joint owners should each sign. When signing as attorney, executor, administrator, trustee or guardian, please give full title of such.


                                           -------------------------------------

                                           -------------------------------------
                                           Signature(s)/(Title(s)           Date



--------------------------------------------------------------------------------
                          DETACH AND RETURN PROXY CARD

        IT IS IMPORTANT THAT YOUR SHARES ARE REPRESENTED AT THIS MEETING,
                WHETHER OR NOT YOU ATTEND THE MEETING IN PERSON.

                    TO MAKE SURE YOUR SHARES ARE REPRESENTED,
             WE URGE YOU TO COMPLETE AND MAIL THE PROXY CARD ABOVE.

                       IF YOU PLAN TO ATTEND THE MEETING,
                  PLEASE MARK THE BOX ON THE PROXY CARD ABOVE.

                          RETAIN ADMISSION TICKET BELOW
--------------------------------------------------------------------------------



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